Exhibit 10.1
FIFTH AMENDMENT TO
EMPLOYMENT AGREEMENT
     This Fifth Amendment to Employment Agreement (this “Amendment”), dated as of June 1, 2010, is made and entered into by and between ION Geophysical Corporation, a Delaware corporation (hereinafter referred to as “Employer”), and Robert P. Peebler, an individual currently residing in Harris County, Texas (hereinafter referred to as “Employee”).
WITNESSETH:
     WHEREAS, Employer and Employee entered into an Employment Agreement effective on March 31, 2003, and amended by that certain First Amendment to Employment Agreement dated September 6, 2006, Second Amendment to Employment Agreement dated February 16, 2007, Third Amendment to Employment Agreement dated August 21, 2007 and Fourth Amendment to Employment Agreement dated January 26, 2009 (as amended, the “Agreement”);
     WHEREAS, the parties desire to amend the Agreement as set forth below;
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:
1. Section 2(c) of the Agreement is hereby amended to read in its entirety as follows:
     On June 1, 2010, Employee shall be entitled to receive a grant of 300,000 shares of restricted common stock of Employer. This restricted stock award will provide for cliff vesting of all of the shares of restricted stock on the date that is the earlier of:
i.	June 1, 2013;

ii.	A “Change in Control” occurs (as defined by Section 6 of this Agreement);

iii.	Employee’s termination of employment due to the Disability (as defined in Section 5 of this Agreement) or death of Employee;

iv.	Employee’s Retirement (as defined by Employer’s Fifth Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”));

v.	Employee’s voluntary termination of employment from Employer at any time after Employee’s successor is appointed; or

vi.	Employee’s employment is terminated (a) by Employer for no reason or for any reason other than Cause, the death or Disability of Employee, or the expiration of the Term, or (b) by Employee for Good Reason.

In accordance with the terms of the Plan, any voluntary termination of employment from Employer by Employee after Employee’s successor is appointed shall be treated for all purposes under the Plan as a termination due to the Retirement of Employee. The remaining terms and conditions of the restricted stock award will be governed by the applicable restricted stock agreement and the terms and conditions of the Plan.
     2. Section 4 of the Agreement is hereby amended to read in its entirety as follows:
Employee’s employment with Employer will commence on March 31, 2003, and will expire on December 31, 2012 (the “Term”), unless terminated earlier in accordance with Section 5.
     3. Section 6(c) of the Agreement is hereby amended to read in its entirety as follows:
     (c) Upon termination of this Agreement due to the expiration of the Term, Employee will continue to be employed by Employer as an employee at will. Upon termination of Employee’s employment due to (i) Employee’s Retirement (as defined by the Plan) or (ii) Employee’s voluntary termination of employment from the Company at any time after Employee’s successor is appointed, Employee shall serve as a non-employee consultant to the Board of Directors of Employer for a term of five years. In consideration for such consulting services, Employer shall pay Employee a consulting fee of $150,000 per year.
     4. The Agreement, as amended hereby, is in all respects ratified, approved and confirmed.
     5. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas, including all matters of construction, validity and performance.
     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the date set forth above.

EMPLOYER: ION GEOPHYSICAL CORPORATION
By:	/s/ James M. Lapeyre, Jr.
Title: Chairman of the Board

EMPLOYEE:
/s/ Robert P. Peebler
Robert P. Peebler

3